Exhibit 23.2



                         CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation by reference in the Registration Statement (Form S-8) of Insignia Systems, Inc., for the registration of 190,000 shares of its common stock in connection with various Warrants, of our report dated February 2, 2001, with respect to the financial statements and schedule of Insignia Systems, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 2000, filed with the Securities and Exchange Commission.

                                                     /s/ Ernst & Young, LLP


Minneapolis, Minnesota
February 18, 2002